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                                                                    EXHIBIT 23.3



As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement, and to all references to our firm herein.



PRICE WATERHOUSE GMBH



January 21, 1999




/s/Price Waterhouse GmbH
Wirtschaftsprufungsgesellschaft
70191 Stuttgart - Heilbronner Strasse 190
70033 Stuttgart - Postfach 103853